UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2010

ABAKAN INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-52784 (Commission File Number)	98-0507522 (IRS Employer Identification No.)

2829 Bird Avenue, Suite 12, Miami, Florida  33133

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (786) 206-5368

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement

On June 28, 2010 Abakan Inc. (the “Company) entered into a stock purchase agreement with Kennametal Inc. (“Kennametal”) pursuant to which terms and conditions the Company was to purchase from Kennametal five hundred and ninety six thousand eight hundred and thirteen (596,813) shares being a forty one percent (41%) interest in Powdermet, Inc. (“Powdermet”) in exchange for one million five hundred thousand dollars ($1,500,000) payable on even date. The transaction was not consummated and on September 7, 2010 the Company and Kennametal amended the stock purchase agreement to be effective June 28, 2010.

The amended terms and conditions of the stock purchase agreement require that the Company pay an initial payment of five hundred thousand dollars ($500,000) to Kennametal against the original purchase price of $1,500,000 and the remainder on or before September 30, 2010. The amended stock purchase agreement contains additional terms related to monthly liquidated damages in the amount of fifty thousand ($50,000) a month in the event the Company is tardy in making the final installment on the purchase price. The transaction must close no later than December 31, 2010.

Powdermet is the parent company of MesoCoat, Inc. (“MesoCoat”), an Ohio based nanotechnology materials science business, in which the Company holds a thirty four percent (34%) equity interest with the option to acquire up to a seventy five percent (75%) interest. Further, Andy Sherman serves as the chief executive officer of each of Powdermet and MesoCoat in addition to his duties as a member of the Company’s board of directors.

Formed in 1996, Powdermet is the winner of over 80 government-sponsored Phase 1, 2 and 3 grant programs, and is transitioning from an engineered nano-powder R&D lab into a commercial sector company. Powdermet’s own product platform of advanced materials solutions are derived from nano-engineered agglomerate technology including SComP™ and MComP™ energy absorbing ultra-lightweight syntactic- and nano-composite metals.

Item 7.01        Regulation FD Disclosure

The information contained herein includes a press release attached to this current report in Item 9.01 as Exhibit 99 which is incorporated by reference into this Item 7.01 in satisfaction of the public disclosure requirements of Regulation FD. This information is “furnished” and not “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. However, this information may be incorporated by reference in another filing under the Exchange Act or the Securities Act only if, and to the extent that, such subsequent filing specifically references the information incorporated by reference herein.

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Item 9.01     Financial Statements and Exhibits

(d)        The following exhibits are filed herewith:

Exhibit No.      Description

10(i)                 Stock Purchase Agreement dated June 29, 2010 between the Company and Kennametal

10(ii)                Amendment No. 1 to Stock Purchase Agreement dated September 7, 2010

99                    Press Release dated September 8, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            Abakan Inc.                                                                                        Date

By: /s/ Robert Miler                                                                             September 13, 2010

Name: Robert Miller

Title: Chief Executive Officer